Exhibit 23






              Consent of Independent Registered Public Accounting Firm



Ford Motor Company
One American Road
Dearborn, Michigan



Re:      Ford Motor Company Registration Statement

         Nos. 33-64605, 33-61107, 33-58255, 33-54737, 33-54283 33-50238,
         33-36043, 33-19036, 2-95018, 333-27993, 333-49547, 333-58701,
         333-47445, 333-37536, 333-38586, 333-40260, 333-61886, 333-72478,
         333-100910 and 333-110105

We hereby consent to the incorporation by reference in the above Registration Statements on Form S-8 of Ford Motor Company of our report dated June 16, 2004, relating to the financial statements of the Ford Motor Company Tax-Efficient Savings Plan for Hourly Employees at December 30, 2003 and 2002, and for the year ended December 30, 2003, which appears in this Form 11-K.



/s/PricewaterhouseCoopers LLP

Detroit, Michigan
June 16, 2004